UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/23/2013

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of shareholders of UMB Financial Corporation (the "Company") held on April 23, 2013, the Company's shareholders approved an amendment to the UMB Financial Corporation Long-Term Incentive Compensation Plan (the "Plan") which, among other changes, increased the maximum number of shares of the Company's common stock that can be awarded under the Plan from 5.2 million to 7.44 million shares; increased the maximum amount of benefits that an eligible employee may receive in any one fiscal year from $1 million to $2 million; and eliminated any limitation relating to the maximum number of shares that can be awarded as restricted stock granted as restricted stock under the Plan. The material terms and conditions of the Plan and the amendments were described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2013, under the section describing Proposal 3 on pages 63 through 70 of the proxy statement, which description is incorporated in its entirety herein by reference.

A complete copy of the Plan, as amended and restated, is attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of UMB Financial Corporation was held on April 23, 2013. As of the record date, there were a total of 40,518,099 shares outstanding and entitled to vote at the annual meeting. At the annual meeting, 36,587,669 shares were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

1. Election of ten directors to hold office until the Annual Meeting of 2014. The nominees for the directorships received the following votes:

Director	For	Withhold	Broker Non-Votes
Warner L. Baxter	33,582,786	181,402	2,823,481
David R. Bradley	33,435,948	325,356	2,826,365
Nancy K. Buese	33,621,869	142,373	2,823,427
Peter J. deSilva	33,488,919	272,802	2,825,948
Terrence P. Dunn	31,277,135	2,487,053	2,823,481
Alexander C. Kemper	31,808,391	1,955,797	2,823,481
J Mariner Kemper	32,744,483	1,019,705	2,823,481
Kris A. Robbins	33,465,635	298,553	2,823,481
Thomas D. Sanders	33,496,362	267,826	2,823,481
L. Joshua Sosland	31,580,589	2,183,599	2,823,481

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2014.

2. Ratification of the Audit Committee's retention of Deloitte & Touche LLP to serve as the Company's independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2013. The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
36,290,878	236,765	60,026	0

3. To Amend the Company's Long-Term Incentive Compensation Plan. The proposal received the following votes:
For	Against	Abstain	Broker Non-Votes
30,750,319	2,816,130	197,739	2,823,481

4. Shareholder proposal regarding the adoption of a policy to require an Independent Board Chairman. The proposal received the following votes:
For	Against	Abstain	Broker Non Votes
10,545,543	22,757,894	460,751	2,823,481

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Amended UMB Financial Corporation Long-Term Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn Vice Chairman, CFO and CAO

Date: May 14, 2013